Exhibit 99.1

Sunlight Financial Reports Third Quarter 2022 Results

- 3Q22 Record-High Funded Loan Volume of $835 Million -
- 3Q22 Total Revenue up 10% to $33 Million -
- 3Q22 GAAP Net Income of $(415) Million -
- 3Q22 Adjusted EBITDA of $(27) Million -
- 3Q22 Adjusted Net Income of $(26) Million -
-Assessing Strategic Alternatives -

NEW YORK, N.Y. and CHARLOTTE, N.C. – November 14, 2022 – Sunlight Financial Holdings Inc. (“Sunlight Financial”, "Sunlight" or the “Company”) (NYSE: SUNL), a premier, technology-enabled point-of-sale finance company, today announced its results for the third quarter 2022.

“Despite a challenging macro-economic backdrop, Sunlight continued to deliver growth in the third quarter, with funded loan volume of $835 million and 22,470 borrowers served, a significant year-over-year increase," said Matt Potere, Chief Executive Officer of Sunlight. "While our earnings this quarter were negatively impacted by non-cash charges related to the insolvency of an installer and a goodwill impairment, our core performance was in line with our expectations."

Potere continued, "We expect the operating environment will remain challenging for the near-term. The unprecedented speed and magnitude of interest rate increases have reduced our direct capital provider capacity, increased our reliance on the Indirect Channel, and affected our ability to profitably monetize Indirect Channel loans originated at lower interest rates. These factors will have a significant negative impact on our financial performance in the near term, until the substantial pricing increases implemented over the past several months take effect. In addition, we are exploring a hedging program to protect us from interest rate volatility in the future."

"Sunlight continues to operate in an attractive and growing market, with continued growth in solar demand driven by rising utility rates, improved federal tax incentives, and an increasing need for energy reliability," added Potere. "I am confident we are taking the steps necessary to be successful in the current environment."

Third Quarter 2022 Key Operational and Financial Metrics
•Funded loans of $834.7 million, up 31% from $639.5 million in the prior-year period
•Average solar loan balance of $45,750, up 12% from $40,991 in the prior-year period
•Borrowers served of 22,470, up 24% from 18,189 in the prior-year period
•Total contractor relationships of 1,880, up 27% from 1,484 in the prior-year period
•Total Revenue of $33.0 million, a 10% increase from the prior-year period
•GAAP Net Income of $(415.5) million, relative to $(22.2) million in the prior-year period, primarily due to a $384.4 million non-cash impairment of Goodwill driven by challenges in the macro economic environment
•Adjusted EBITDA of $(27.0) million, relative to $11.4 million in the prior-year period, primarily driven by an impairment related to the bankruptcy of an installer partner
•Total Platform Fee Margin of 5.1% (up from 4.3% in the prior-year period) and Solar Direct Channel Platform Fee Margin of 5.5% (up from 5.0% in the prior-year period)
•Total cumulative funded loans of $8.2 billion as of September 30, 2022
A reconciliation between historical GAAP and non-GAAP information is provided in the tables below.

Recent Developments

Strategic Alternatives. Sunlight's Board of Directors and management believe the Company's current share price does not reflect the intrinsic value of the company. Therefore, as a number of parties have approached the Company with a range of strategies, the Board has commenced a process to explore, review and evaluate potential alternatives that enable the Company to continue to grow and maximize value for all stakeholders. Sunlight will make further public comments once the Board has approved a specific transaction or otherwise concludes its review.

Installer Insolvency. In September 2022, one of Sunlight’s largest contractors became insolvent; as a result, the Company determined it would be unable to collect outstanding advances owed by the installer and recorded a non-cash charge of $32.4 million against Contractor Advances. While the contractor’s bankruptcy stemmed from issues unrelated to Sunlight or macroeconomic conditions, Sunlight has re-underwritten all other contractors in the advance program and has subsequently taken actions to further reduce its exposure to counterparty risk.

Goodwill Impairment. In September 2022, Sunlight recorded a goodwill impairment charge of $384.4 million primarily due to changes in the macro-economic environment, such as interest rate volatility, impacting the financial and market performance of Sunlight and its peers.

Share Repurchase Program. In May 2022, Sunlight's Board of Directors authorized a share repurchase program pursuant to which Sunlight may repurchase up to $50 million of Sunlight’s Class A common stock over an 18-month period from the date of the authorization. As of November 7, 2022, Sunlight repurchased a total of 3,036,259 shares for a total of $10.5 million, funded through cash on hand and cash from operations. The Company has suspended share repurchases under the program to preserve liquidity in the current environment but may resume repurchases in the future.

Revolving Credit Facility Covenants. Sunlight's Loan and Security Agreement contains financial covenants that are detailed in the Company's Q3 2022 Form 10-Q. As the negative impacts to Sunlight's near-term financial performance may affect Sunlight’s financial covenant compliance, the Company is in discussions with the bank to remain in compliance.
Conference Call Information
Sunlight will host a conference call and webcast to discuss its third quarter 2022 financial and operational results and business outlook at 5:30 PM ET today, November 14, 2022. The conference call will be webcast live from the Company's investor relations website at ir.sunlightfinancial.com. A replay will be available on the investor relations website following the call.
Earnings Presentation
A supplemental earnings presentation is available at ir.sunlightfinancial.com. Additional information is available in the Form 10-Q, which Sunlight filed with the SEC on November 14, 2022.

About Sunlight Financial
Sunlight Financial is a premier, technology-enabled point-of-sale finance company. Sunlight partners with contractors nationwide to provide homeowners with financing for the installation of residential solar systems and other home improvements. Sunlight’s best-in-class technology and deep credit expertise simplify and streamline consumer finance, ensuring a fast and frictionless process for both contractors and homeowners. For more information, visit www.sunlightfinancial.com.
Media Contacts:

Investor Relations
Lucia Dempsey
investors@sunlightfinancial.com
888.315.0822

Public Relations
media@sunlightfinancial.com
Forward-Looking Statements
The information included herein and in any oral statements made in connection herewith may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may generally be identified by the use of words such as “could,” “should,” “would,” “will,” “may,” “believe,” “anticipate,” "outlook," "2022 guidance," “intend,” “estimate,” “expect,” “project,” “plan,” “continue,” or the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Sunlight disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Sunlight cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Sunlight. Such risks and uncertainties include, among others: the ability to consummate a strategic alternative in the timeframe and on terms and conditions favorable to the Company and its stakeholders, material adverse impacts from macro-economic conditions including unprecedented interest rate increases on business, profitability and cash-flow, risks relating to our ability to secure relief from our current bank covenants, risks relating to the uncertainty of the projected operating and financial information with respect to Sunlight; risks related to Sunlight’s business and the timing of expected business milestones or results; global supply chain shortages, competition for skilled labor, and permitting delays; the effects of competition and regulatory risks, and the impacts of changes in legislation or regulations on Sunlight’s future business; the expiration, renewal, modification or replacement of the federal solar investment tax credit, rebates and other incentives; the effects of the COVID-19 pandemic on Sunlight’s business or future results; Sunlight’s ability to sustain profitability and to attract and retain its relationships with third parties, including Sunlight’s capital providers and solar contractors; the financial performance of Sunlight’s capital providers and contractors; the willingness of Sunlight’s capital providers to fund loans on terms desired by relevant markets and economically favorable to Sunlight; the impact of inflation and increased interest rates on Sunlight’s capital providers and the cost and availability of credit from our capital providers as well as on the demand for solar panel installation and home improvement; changes in the retail prices of traditional utility generated electricity; the availability of solar panels, batteries and other components and raw materials; and such other risks and uncertainties discussed in the “Risk Factors” section of Sunlight’s Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) on November 14, 2022, which amends and restates the risk factors set forth in the Company’s Form 10-K as filed with the SEC on March 29, 2022 and Forms 10-Q as filed with the SEC on May 16, 2022 and on August 15, 2022, and other documents of Sunlight filed, or to be filed, with the SEC. Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Sunlight’s SEC filings are available publicly on the SEC’s website at www.sec.gov.
Non-GAAP Financial Measures

Some of the operating and financial information and data contained in this press release, such as Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income and Adjusted Net Income per Share (Diluted) or Adjusted EPS (Diluted) have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Sunlight believes these non-GAAP measures of financial and business results provide useful information to management and the reader regarding certain financial and business trends relating to Sunlight’s financial condition and results of operations. Sunlight further believes that the use of these non-GAAP financial and business measures provides an additional tool for use in evaluating projected operating results and trends and in comparing Sunlight’s financial and operating measures with other similar companies, many of which present similar non-GAAP financial and operating measures to their investors and potential investors. While Adjusted EBITDA, in particular, is relevant and widely used across industries and in the industries in which Sunlight participates, they may contain or exclude adjustments, exclusions and one-time items that third parties may or may not adjust for in connection with such measure, and such measure should not be considered an alternative to any GAAP measures in evaluating the profitability of an investment in, or whether to invest in or consummate a transaction involving, Sunlight. The principal limitation of the Adjusted EBITDA non-GAAP financial measure is that it excludes significant items of income and expense that are required by GAAP to be recorded in Sunlight’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgment by Sunlight’s management about which items of income and expense are excluded or included in determining this non-GAAP financial measure. The Adjusted EBITDA non-GAAP financial measure and other non-GAAP metrics used herein, including Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income and Adjusted Net Income per Share (Diluted) or Adjusted EPS (Diluted) should not be relied on or considered an alternative to any GAAP measures or other measures related to the liquidity, financial condition or financial results of Sunlight. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release.

SUNLIGHT FINANCIAL HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS

dollars in thousands	September 30, 2022	December 31, 2021

Assets
Cash and cash equivalents	$70,569	$91,882
Restricted cash	1,228	2,018
Advances (net of allowance for credit losses of $7,458 and $238)	56,608	66,839
Financing receivables (net of allowance for credit losses of $186 and $148)	3,581	4,313
Goodwill	61,377	445,756
Intangible assets, net	327,673	365,839
Property and equipment, net	1,681	4,069
Other assets	30,849	21,531
Total Assets	$553,566	$1,002,247

Liabilities and Equity

Liabilities
Accounts payable and accrued expenses	$24,931	$23,386
Funding commitments	21,411	22,749
Debt	20,613	20,613
Deferred tax liabilities	25,338	36,686
Warrants, at fair value	3,691	19,007
Other liabilities	13,433	843
Total Liabilities	$109,417	$123,284

Stockholders' Equity
Class A Common Stock	8	9
Additional paid-in capital	759,105	764,366
Accumulated deficit	(459,706)	(186,022)
Total Capital	299,407	578,353
Treasury stock, at cost	(15,671)	(15,535)
Total Stockholders' Equity	283,736	562,818
Noncontrolling interests in consolidated subsidiaries	160,413	316,145
Total Equity	444,149	878,963

Total Liabilities and Equity	$553,566	$1,002,247

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$33,265	$28,594	$91,086	$79,584
Costs and Expenses
Cost of revenues (exclusive of items shown separately below)	5,619	5,206	16,621	15,397
Compensation and benefits	16,378	33,824	43,641	49,944
Selling, general, and administrative	4,504	3,660	15,522	6,780
Property and technology	2,069	1,664	5,981	4,292
Depreciation and amortization	8,572	20,619	40,713	22,229
Provision for losses	37,247	254	41,927	1,426
Goodwill impairment	384,379	—	384,379	—
Management fees to affiliate	—	4	—	204
Total Costs and Expenses	458,768	65,231	548,784	100,272
Operating income (loss)	(425,503)	(36,637)	(457,698)	(20,688)

Other Income (Expense), Net
Interest income	189	86	360	339
Interest expense	(375)	(323)	(931)	(895)
Change in fair value of warrant liabilities	6,590	8,677	15,316	4,612
Change in fair value of contract derivatives, net	(2,340)	614	(2,247)	(173)
Realized gains on contract derivatives, net	(278)	1,383	3,686	4,369
Other realized losses, net	(196)	—	(569)	—
Other income (expense)	(839)	(65)	(1,667)	556
Business combination expenses	—	(1,622)	—	(8,104)
Total Other Income (Expense), Net	2,751	8,750	13,948	704
Net Income (Loss) Before Income Taxes	(422,752)	(27,887)	(443,750)	(19,984)
Income tax benefit (expense)	7,299	5,684	11,350	5,684
Net Income (Loss)	(415,453)	(22,203)	(432,400)	(14,300)
Noncontrolling interests in loss of consolidated subsidiaries	151,389	9,108	158,478	9,108
Net Income (Loss) Attributable to Class A Shareholders	$(264,064)	$(13,095)	$(273,922)	$(5,192)

Loss Per Class A Share[1]
Net loss per Class A share
Basic	$(3.16)	$(0.13)	$(3.25)	$(0.13)
Diluted	$(3.16)	$(0.15)	$(3.25)	$(0.15)
Weighted average number of Class A shares outstanding
Basic	83,049,291	84,833,808	84,157,718	84,833,808
Diluted	83,049,291	131,088,438	84,157,718	131,088,438

(1) Reflects net loss per share and weighted shares outstanding only for the Successor period starting July 10, 2021 for the Three Months ended September 30, 2021 and for the Nine Months ended September 30, 2021.

SUNLIGHT FINANCIAL HOLDINGS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended Sept. 30,
dollars in thousands	2022	2021
Cash Flows From Operating Activities
Net income (loss)	$(432,400)	$(14,300)
Depreciation and amortization	40,713	22,323
Goodwill impairment	384,379	—
Provision for losses	41,927	1,426
Change in fair value of warrant liabilities	(15,316)	(4,612)
Change in fair value of contract derivatives, net	2,247	173
Other expense (income)	2,120	(556)
Share-based payment arrangements	14,143	24,839
Deferred income tax expense (benefit)	(11,350)	(5,684)
Increase in advances	(25,133)	(36,004)
Decrease (increase) in due from affiliates	—	(358)
Decrease (increase) in other assets	(5,978)	(14,315)
Increase (decrease) in accounts payable and accrued expenses	545	(10,290)
Increase (decrease) in funding commitments	(1,785)	2,602
Increase (decrease) in due to affiliates	—	761
Increase (decrease) in other liabilities	(1,249)	430
Net cash provided by (used in) operating activities	(7,137)	(33,565)
	—	—
Cash Flows From Investing Activities
Return of investments in loan pool participation and loan principal repayments	780	1,183
Payments to acquire loans and participations in loan pools	(2,058)	(1,424)
Payments to acquire property and equipment	(1,918)	(1,937)
Payments to acquire Sunlight Financial LLC, net of cash acquired	—	(304,570)
Net cash used in investing activities	(3,196)	(306,748)
	—	—
Cash Flows From Financing Activities
Proceeds from borrowings under line of credit	—	20,746
Repayments of borrowings under line of credit	—	(14,758)
Proceeds from issuance of private placement	—	250,000
Payments of stock issuance costs	—	(19,618)
Payments for share-based payment tax withholding	(136)	(18,591)
Payments for repurchase of redeemable convertible preferred stock	(10,452)	—
Payment of capital distributions	(1,182)	(7,522)
Payment of debt issuance costs	—	(491)
Net cash provided by (used in) financing activities	(11,770)	209,766
	—	—
Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(22,103)	(130,547)
	—	—
Cash, Cash Equivalents, and Restricted Cash, Beginning of Period	93,900	269,224
	—	—
Cash, Cash Equivalents, and Restricted Cash, End of Period	$71,797	$138,677

RECONCILIATION OF GAAP MEASURES TO ADJUSTED FINANCIAL MEASURES
ADJUSTED EBITDA AND FREE CASH FLOW RECONCILIATIONS

	Three Months		Nine Months
	Ended September 30,
dollars in thousands	2022	2021	2022	2021
Revenue	$33,265	$28,594	$91,086	$79,584
(+) Realized gain on contract derivatives, net	(278)	1,383	3,686	4,369
Total Revenue	$32,987	$29,977	$94,772	$83,953

	Three Months		Nine Months
	Ended September 30,
dollars in thousands	2022	2021	2022	2021
Net Income (Loss)	$(415,453)	$(22,203)	$(432,400)	$(14,300)
Amortization of Business Combination intangibles	8,202	20,221	39,786	20,221
Non-cash change in financial instruments	(3,411)	(9,252)	(11,402)	(5,021)
Goodwill impairment	384,379	—	384,379	—
Expenses from the Business Combination and Other	32	1,622	522	8,104
Adjusted Net Income (Loss)	$(26,251)	$(9,612)	$(19,115)	$9,004
Depreciation and amortization	370	$398	927	$2,008
Interest expense	375	323	931	895
Income tax expense (benefit)	(7,299)	(5,684)	(11,350)	(5,684)
Equity-based compensation	5,491	24,821	14,143	24,839
Fees paid to brokers	315	1,126	2,060	3,294
Adjusted EBITDA	$(26,999)	$11,372	$(12,404)	$34,356
Interest expense	$(375)	$(323)	$(931)	$(895)
Income tax benefit	—	5,684	—	5,684
Fees paid to brokers	(315)	(1,126)	(2,060)	(3,294)
Expenses from the Business Combination and Other	(32)	(1,622)	(522)	(8,104)
Provision for losses	37,247	254	41,927	1,426
Changes in advances, net of funding commitments	4,470	—	(26,918)	—
Changes in operating capital and other	(3,133)	(64,910)	(6,229)	(62,738)
Net Cash Provided by (Used in) Operating Activities	$10,863	$(50,671)	$(7,137)	$(33,565)
Capital expenditures	$(903)	$(789)	$(2,568)	$(1,626)
Changes in advances, net of funding commitments	(4,470)	33,402	26,918	61,997
Changes in restricted cash	(353)	1,602	(791)	1,460
Payments of Business Combination costs	—	1,035	—	7,979
Other changes in working capital	3,078	20,247	7,160	(20,155)
Free Cash Flow	$8,215	$4,826	$23,582	$16,090

Adjusted Net Income (Loss) per Class A Share, Diluted[1]	$(0.16)	$(0.06)	$(0.12)	$(0.06)

(1) Reflects Net Income (Loss) for the Successor period starting July 10, 2021 for the Three and Nine Months ended Sept. 30, 2021.